SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /x/

Filed by a Party other than the Registrant /  /

Check the appropriate box:

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/  /      Definitive Proxy Statement
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IOMEGA CORPORATION
 (Name of Registrant as Specified In Its Charter)

IOMEGA CORPORATION
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/x/      No fee required.

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Analyst/Investors please contact:
Jim Recob, Iomega Corporation (801) 332-4430 recob@iomega.com

Media please contact:
Chris Romoser, Iomega Corporation, (801) 332-3678 romoser@iomega.com

FOR IMMEDIATE RELEASE

IOMEGA REPORTS SECOND QUARTER 2001 LOSS OF $35.9 MILLION

Company Announces Plans to Restructure and Reverse Stock Split

ROY, Utah, July 19, 2001- Iomega Corporation (NYSE: IOM) today reported a net loss of $35.9 million, or $0.13 per diluted share, for the second quarter ended July 1, 2001. This net loss compares to second quarter 2000 net income of $40.4 million, or $0.15 per diluted share. Second quarter 2001 revenue of $184.1 million decreased $119.5 million from $303.6 million in the second quarter 2000, primarily due to lower Zip® and Jaz® revenue. Iomega’s second quarter results are within the range previously announced on June 18, 2001, and include $46.0 million of pre-tax non-restructuring charges and $1.1 million of pre-tax restructuring charges.

“We are disappointed with second quarter revenue and earnings, but are making good progress with our comprehensive review of Iomega’s business and its short-term and long-term strategies,” said Werner Heid, who joined Iomega as president and CEO on June 18, 2001. “We will be attacking our cost structure. We will also be focusing on creating demand to foster growth of our installed base, and we will be providing new applications for the Zip drive and other Iomega products people already own. We are entering the third quarter with new products that include the new Peerless drive system, and we have recently announced two new Zip drives and two new Active Disk titles.”

Second Quarter Results

Iomega’s second quarter 2001 pre-tax loss of $58.2 million compares to pre-tax income of $41.2 million in the second quarter 2000. This decline in profitability reflects a significant reduction in gross margin due to lower Zip and Jaz revenue. The pre-tax loss also includes non-restructuring charges totaling $46.0 million, primarily reflecting writedowns of HipZip™, FotoShow™, and CD-RW inventory and equipment and loss accruals for related supplier purchase commitments. Additionally, the pre-tax loss includes restructuring charges of $1.1 million, primarily related to the consolidation of Utah manufacturing operations at the Company’s Penang, Malaysia, manufacturing facility announced in June.

The Company’s second quarter 2001 gross margin percentage declined to 4.0%, primarily due to $44.9 million in non-restructuring charges. Excluding these non-restructuring charges, the gross margin percentage for the second quarter was 28.4%, compared to 39.5% for the second quarter of 2000.

Second quarter 2001 Zip revenue of $145.2 million decreased $92.1 million from the second quarter of 2000. Zip product profit margin (PPM) of $21.1 million decreased $48.5 million from the second quarter of 2000. The Zip PPM decrease primarily reflected lower prices, lower shipments of both disks and drives, and $13.4 million in non-restructuring charges to reflect estimates of the net realizable value of inventory and equipment and related loss accruals primarily relating to the FotoShow digital image center. The second quarter 2001 Zip gross margin percentage excluding the non-restructuring charges was essentially flat with the first quarter of 2001 at approximately 40% and compares to approximately 43% for the second quarter of 2000. Cumulative worldwide shipments now exceed 43 million Zip drives and 265 million Zip disks.

Second quarter 2001 Jaz revenue of $13.3 million decreased $24.6 million from the second quarter of 2000. Jaz PPM of $2.5 million decreased $9.3 million from the second quarter of 2000. The Jaz PPM decrease primarily reflected lower shipments of both disks and drives.

Second quarter 2001 CD-RW revenue of $18.3 million decreased $6.3 million from the second quarter of 2000. The second quarter 2001 CD-RW product loss of $21.0 million reflected lower prices and shipments, and included non-restructuring charges of $10.0 million to reflect estimates of the net realizable value of inventory and equipment and related loss accruals.

Second quarter 2001 PocketZip™ revenue of $2.3 million decreased $0.9 million from the second quarter of 2000. Second quarter 2001 PocketZip product losses increased $19.8 million, primarily due to $17.9 million in non-restructuring charges to reflect estimates of the net realizable value of inventory and equipment and related loss accruals.

For the first six months of 2001, Iomega’s net loss was $26.0 million, or $0.10 per diluted share. This compares to net income of $92.2 million, or $0.33 per diluted share, for the first six months of 2000. Revenue of $462.2 million for the first six months of 2001 decreased $186.3 million from $648.5 million for the first half of 2000, primarily due to lower Zip and Jaz revenue, partially offset by higher CD-RW revenue.

Iomega’s cash, cash equivalents, and temporary investments balance at July 1, 2001 was $359.9 million with no long-term debt. Please refer to the attached supplemental information schedule for unit information by product line and by region.

Corporate Restructuring

Mr. Heid stated that the Company expects to commence the following restructuring actions in the third quarter:

  Adjust the Company's operating structure in accordance with revenue expectations;

  Reduce the Company's workforce during the second half of 2001 by approximately 800 to 1,100 persons worldwide;

  Streamline the Company's supply chain and logistics strategy;

  Consolidate labor-intensive tasks into Malaysia;

  Consolidate the Company's operations and facilities, including the relocation of corporate headquarters to the West Coast; and

  Revise the Company's product strategy.

The Company expects that it will record substantial restructuring charges during the third quarter in connection with these planned actions, and will detail these charges during the first week of August.

Reverse Stock Split

The Company also announced that its Board of Directors has approved, and will recommend to the Company’s shareholders for their approval, a one-for-five reverse stock split of the Company’s outstanding shares of common stock. A special meeting of shareholders will be convened to obtain approval for the reverse stock split. If the reverse stock split is implemented, every five outstanding shares of common stock will be automatically changed into one share of common stock, thereby reducing approximately 273 million shares of common stock currently outstanding to approximately 55 million shares.

David Dunn, Chairman of Iomega's Board of Directors, said the Board is recommending the reverse stock split for several reasons:

  To encourage greater investor interest in the Company’s common stock by making the stock price more attractive to the many investors, particularly institutional investors, who refrain from investing in stocks that trade below $5 per share;

  To reduce trading fees and commissions incurred by shareholders, since these costs are based to a significant extent on the number of shares traded; and

  To enable the Company to focus on restructuring its business in the long-term best interests of shareholders.

“We have no way of knowing the short-term impact on Iomega’s stock price of the Company’s various restructuring actions, or how Iomega will be affected by general market conditions” said Mr. Dunn. “The goal of these actions is to make Iomega stronger and more profitable over the long term, with the expectation that these actions will ultimately have a beneficial effect on our stock price.”

Conference Call Information

AS PREVIOUSLY ANNOUNCED, THE COMPANY WILL HOLD A CONFERENCE CALL BEGINNING AT 4:30 EST TODAY TO DISCUSS IOMEGA'S SECOND QUARTER RESULTS. A SIMULTANEOUS WEBCAST OF THE CONFERENCE CALL AND REPLAYS FOR TWO WEEKS WILL BE AVAILABLE AT http://www.iomega.com

About Iomega

Iomega Corporation (NYSE:IOM) manufactures and markets the award-winning Zip®, Jaz® and PocketZip™ drives and disks, the Peerless™ drive system, the HipZip™ digital audio player, the FotoShow™ digital image center, LifeWorks™ software, and Iomega QuikSync™ software; Iomega also markets Iomega CD-RW drives, Iomega CompactFlash™ and SmartMedia™ memory cards, DataSafe™ network attached storage servers, and the Iomega Microdrive™ miniature hard drive. Iomega’s products help people to save, share, manage and create important information such as Internet downloads, audio files, personal photographs, spreadsheets, and slides, while protecting that content from viruses and hackers. Used in homes, businesses, government and educational facilities and by creative professionals everywhere, Iomega storage solutions are the enabling technologies preferred by millions. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at http://www.iomega.com.

Special Note Regarding Forward-Looking Statements

The statements contained in this release regarding the completion of the Company’s review of its business and strategies, the Company’s restructuring plans (including all of the items discussed under the heading “Corporate Restructuring”), the Company’s focus on creating demand and providing new applications and products, plans to effect a reverse stock split and anticipated benefits from the reverse stock split and restructuring actions, and all other statements that are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon information available to Iomega as of the date hereof, and Iomega disclaims any intention or obligation to update any such forward-looking statements. Actual results could differ materially from the current expectations. Factors that could cause or contribute to such differences include the need for the Company to complete its review of its business and strategies prior to finalizing and implementing contemplated restructuring activities, the requirement to obtain shareholder approval for the reverse stock split, market reaction to the reverse stock split, the level of retail and OEM market acceptance of and demand for the Company’s existing and new products, general market demand for PCs and consumer electronics products, the Company’s success in timely producing and marketing its products, the Company’s ability to maintain stringent quality assurance standards and enhanced customer service, availability of critical product components, manufacturing and inventory issues, intellectual property rights, competition, litigation, general economic and/or industry-specific conditions and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega’s most recent filings on Forms 10-K and 10-Q.

Important Additional Information Will Be Filed with the SEC

Iomega plans to file with the SEC and mail to its shareholders a proxy statement in connection with the special meeting. The proxy statement will contain important information about the proposed reverse stock split. Investors and security holders are urged to read the proxy statement carefully when it becomes available. Investors and security holders will be able to obtain free copies of the proxy statement through the web site maintained by the SEC at www.sec.gov and at www.iomega.com/about/investor.

Iomega, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in connection with the special meeting. Information regarding Iomega’s directors and executive officers is contained in Iomega’s Form 10-K for the year ended December 31, 2000, and its proxy statement filed on March 27, 2000, relating to the 2001 Annual Meeting of Shareholders, which are filed with the SEC. As of July 16, 2001, Iomega’s directors and executive officers beneficially owned approximately 25.5 million shares, or approximately 9.3%, of Iomega’s common stock.

# # #

Iomega, Zip, Jaz, PocketZip, Peerless, DataSafe, HipZip, FotoShow, QuikSync, and LifeWorks are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Microdrive is a trademark of IBM Corporation and is used with permission. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)

(Unaudited)

                                                                                              For the Three Months Ended
                                                         ---------------------------------------------------------------------------------------------------------
                                                             July 1,                              June 25,                          April 1,
                                                              2001%                 2000%               2001%
                                                         ----------------  -----------------   ---------------  --------------   ----------------  ---------------
SALES                                                           $184,051             100.0%          $303,639          100.0%           $278,175           100.0%
COST OF SALES (1)                                                176,733              96.0%           183,628           60.5%            192,490            69.2%
                                                         ----------------  -----------------   ---------------  --------------   ----------------  ---------------
  Gross margin                                                     7,318               4.0%           120,011           39.5%             85,685            30.8%
                                                         ----------------  -----------------   ---------------  --------------   ----------------  ---------------

OPERATING EXPENSES:
  Selling, general and administrative                             55,233              30.0%            69,254           22.8%             60,681            21.8%
  Research and development                                        13,241               7.2%            15,318            5.0%             14,076             5.1%
  Restructuring charges (reversal)                                 1,086               0.6%            (2,497)          (0.8%)                 0             0.0%
                                                         ----------------  -----------------   ---------------  --------------   ----------------  ---------------
     Total operating expenses                                     69,560              37.8%            82,075           27.0%             74,757            26.9%
                                                         ----------------  -----------------   ---------------  --------------   ----------------  ---------------
OPERATING INCOME (LOSS)                                          (62,242)            (33.8%)           37,936           12.5%             10,928             3.9%
  Interest and other income and expense, net                       4,068               2.2%             3,230            1.1%              5,261             1.9%
                                                         ----------------  -----------------   ---------------  --------------   ----------------  ---------------
INCOME (LOSS) BEFORE INCOME TAXES (2)                            (58,174)            (31.6%)           41,166           13.6%             16,189             5.8%

BENEFIT (PROVISION) FOR INCOME TAXES                              22,319              12.1%           (16,064)          (5.3%)            (6,357)           (2.3%)
DECREASE IN TAX VALUATION ALLOWANCE                                    0               0.0%            15,268            5.0%                  0             0.0%
                                                         ----------------  -----------------   ---------------  --------------   ----------------  ---------------
NET INCOME (LOSS)                                               ($35,855)            (19.5%)          $40,370           13.3%             $9,832             3.5%
                                                         ================  =================   ===============  ==============   ================  ===============

BASIC INCOME (LOSS) PER SHARE                                     ($0.13)                               $0.15                              $0.04
                                                         ================                      ===============                   ================
DILUTED INCOME (LOSS) PER SHARE                                   ($0.13)                               $0.15                              $0.04
                                                         ================                      ===============                   ================
COMMON SHARES OUTSTANDING                                        270,212                              270,638                            270,158
                                                         ================                      ===============                   ================

COMMON SHARES ASSUMING DILUTION                                  270,212                              281,351                            270,429
                                                         ================                      ===============                   ================
(1)	Q2 2001 includes $44.9 million of non-restructuring charges reflecting writedowns of inventory and equipment and loss accruals for related supplier purchase commitments.

(2)	Q2 2001 includes $46.0 million of non-restructuring charges and $1.1 million of restructuring charges.

IOMEGA CORPORATION
PRODUCT REVENUES & PROFIT MARGINS - QTD
(In thousands)

(Unaudited)

                                                                                                   For the Three Months Ended
                                                         ---------------------------------------------------------------------------------------------------------

                                                             July 1,                              June 25,                          April 1,
                                                              2001%                 2000%               2001%
                                                         ----------------  -----------------   ---------------  --------------   ----------------  ---------------

Revenues:
     Zip                                                        $145,207              78.9%          $237,290           78.1%           $204,485            73.5%
     Jaz                                                          13,275               7.2%            37,883           12.5%             26,561             9.5%
     CD-RW                                                        18,258               9.9%            24,585            8.1%             44,484            16.0%
     PocketZip                                                     2,319               1.3%             3,209            1.1%              1,286             0.5%
     Other                                                         4,992               2.7%               672            0.2%              1,359             0.5%
                                                         ----------------                      ---------------                   ----------------
          Total Revenue                                         $184,051                             $303,639                           $278,175
                                                         ================                      ===============                   ================

Product Profit Margin (Loss):
     Zip                                                         $21,103                              $69,615                            $54,859
     Jaz                                                           2,502                               11,803                              9,663
     CD-RW                                                       (20,983)                                 656                             (5,904)
     PocketZip                                                   (23,024)                              (3,257)                            (8,053)
     Other                                                       (10,991)                              (2,406)                            (6,345)
                                                         ----------------                      ---------------                   ----------------
          Total Product Profit (Loss) Margin (1)                 (31,393)                              76,411                             44,220

Common:
     General corporate expenses                                  (29,763)                             (40,972)                           (33,292)
     Restructuring (charge) reversal                              (1,086)                               2,497                                  0
     Interest and other income and expense, net                    4,068                                3,230                              5,261
                                                         ----------------                      ---------------                   ----------------
        Income (Loss) Before Income Taxes                       ($58,174)                             $41,166                            $16,189
                                                         ================                      ===============                   ================
(1)	Q2 2001 includes $44.9 million of non-restructuring charges reflecting writedowns of inventory and equipment and loss accruals for related supplier purchase commitments. These charges include $13.4 million for Zip ($4.5 million for Zip and $8.9 million for FotoShow), $10.0 million for CD-RW, $17.9 million for PocketZip and $3.6 million for Other (primarily for sourced products).

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)

(Unaudited)

                                                                                 For the Six Months Ended
                                                         ---------------------------------------------------------------------

                                                             July 1,                              June 25,
                                                              2001%                 2000%
                                                         ----------------  -----------------   ---------------  --------------
SALES                                                           $462,226             100.0%          $648,536          100.0%
COST OF SALES (1) (2)                                            369,223              79.9%           400,618           61.8%
                                                         ----------------  -----------------   ---------------  --------------
  Gross margin                                                    93,003              20.1%           247,918           38.2%
                                                         ----------------  -----------------   ---------------  --------------

OPERATING EXPENSES:
  Selling, general and administrative                            115,914              25.1%           134,500           20.7%
  Research and development                                        27,317               5.9%            26,448            4.1%
  Restructuring charges (reversal)                                 1,086               0.2%            (2,497)          (0.4%)
                                                         ----------------  -----------------   ---------------  --------------
     Total operating expenses                                    144,317              31.2%           158,451           24.4%
                                                         ----------------  -----------------   ---------------  --------------
OPERATING INCOME (LOSS)                                          (51,314)            (11.1%)           89,467           13.8%
  Interest and other income and expense, net                       9,329               2.0%             4,463            0.7%
                                                         ----------------  -----------------   ---------------  --------------
INCOME (LOSS) BEFORE INCOME TAXES (3)                            (41,985)             (9.1%)           93,930           14.5%

BENEFIT (PROVISION) FOR INCOME TAXES                              15,962               3.5%           (39,481)          (6.1%)
DECREASE IN TAX VALUATION ALLOWANCE                                    0               0.0%            37,747            5.8%
                                                         ----------------  -----------------   ---------------  --------------

NET INCOME (LOSS)                                               ($26,023)             (5.6%)          $92,196           14.2%
                                                         ================  =================   ===============  ==============

BASIC INCOME (LOSS) PER SHARE                                     ($0.10)                               $0.34
                                                         ================                      ===============

DILUTED INCOME (LOSS) PER SHARE                                   ($0.10)                               $0.33
                                                         ================                      ===============

COMMON SHARES OUTSTANDING                                        270,185                              270,543
                                                         ================                      ===============

COMMON SHARES ASSUMING DILUTION                                  270,185                              281,293
                                                         ================                      ===============
(1)	The six months of 2001 includes $44.9 million of non-restructuring charges reflecting writedowns of inventory and equipment and loss accruals for related supplier purchase commitments.

(2)	The six months of 2000 includes $7.4 million of non-restructuring charges associated with valuation of inventories and equipment and accruals for supplier purchase commitments.

(3)	The six months of 2001 includes $46.0 million of non-restructuring charges and $1.1 million of restructuring charges.

IOMEGA CORPORATION
PRODUCT REVENUES & PROFIT MARGINS - YTD
(In thousands)

(Unaudited)

                                                                                 For the Six Months Ended
                                                         ------------------------------------------------------------------------
                                                             July 1,                              June 25,
                                                              2001%                 2000%
                                                         ----------------  -----------------   ---------------  --------------

Revenues:
     Zip                                                        $349,692              75.7%          $515,807           79.5%
     Jaz                                                          39,836               8.6%            89,730           13.8%
     CD-RW                                                        62,742              13.6%            35,363            5.5%
     PocketZip                                                     3,605               0.8%             5,263            0.8%
     Other                                                         6,351               1.4%             2,373            0.4%
                                                         ----------------                      ---------------
          Total Revenue                                         $462,226                             $648,536
                                                         ================                      ===============

Product Profit Margin (Loss):
     Zip                                                         $75,962                             $157,556
     Jaz                                                          12,165                               24,266
     CD-RW                                                       (26,887)                                 552
     PocketZip                                                   (31,077)                             (19,526)
     Other                                                       (17,336)                              (4,769)
                                                         ----------------                      ---------------
          Total Product Profit Margin (1) (2)                     12,827                              158,079

Common:
     General corporate expenses                                  (63,055)                             (71,109)
     Restructuring (charges) reversal                             (1,086)                               2,497
     Interest and other income and expense, net                    9,329                                4,463
                                                         ----------------                      ---------------
        Income (Loss) Before Income Taxes                       ($41,985)                             $93,930
                                                         ================                      ===============
(1)	The six months of 2001 includes $44.9 million of non-restructuring charges reflecting writedowns of inventory and equipment and loss accruals for related supplier purchase commitments. These charges include $13.4 million for Zip ($4.5 million for Zip and $8.9 million for FotoShow), $10.0 million for CD-RW, $17.9 million for PocketZip and $3.6 million for Other (primarily for sourced products).

(2)	The six months of 2000 includes $7.4 million of non-restructuring charges associated with valuation of inventories and equipment and accruals for supplier purchase commitments associated with PocketZip.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)

(Unaudited)

                                                             July 1,           June 25,           April 1,
                                                              2001               2000               2001
                                                         ----------------  -----------------   ---------------
ASSETS:
  Cash and cash equivalents                                     $271,421           $278,583          $272,480
  Temporary investments                                           88,482             75,332           100,438
  Trade receivables                                              108,978            160,157           163,440
  Inventories                                                     86,882             81,339            92,495
  Deferred taxes                                                  53,621                  0            41,791
  Other current assets                                            16,268             24,293            17,760
                                                         ----------------  -----------------   ---------------
    Total current assets                                         625,652            619,704           688,404

  Fixed assets (net)                                              84,405            108,882            97,846
  Intangible and other assets                                     27,674             30,446            30,184
                                                         ----------------  -----------------   ---------------

                                                                $737,731           $759,032          $816,434
                                                         ================  =================   ===============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current lease obligations                                       $1,918             $4,444            $2,155
  Accounts payable                                                78,204            104,210           120,128
  Convertible notes                                                    0             45,505                 0
  Other current liabilities                                      167,106            189,024           157,405
                                                         ----------------  -----------------   ---------------
    Total current liabilities                                    247,228            343,183           279,688

  Deferred taxes                                                  24,664                  0            34,789
  Long-term liabilities                                            2,904                781             2,900
  Stockholders' equity                                           462,935            415,068           499,057
                                                         ----------------  -----------------   ---------------

                                                                $737,731           $759,032          $816,434
                                                         ================  =================   ===============

IOMEGA CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)

(Unaudited)

                                                                                For the Six Months Ended
                                                                           -----------------------------------

                                                                               July 1,            June 25,
                                                                                 2001               2000
                                                                           -----------------   ---------------
Cash Flows from Operating Activities:
   Net Income (Loss)                                                               ($26,023)          $92,196
   Non-Cash Revenue and Expense Adjustments                                          33,237            41,416
                                                                           -----------------   ---------------
                                                                                      7,214           133,612
   Changes in Assets and Liabilities:
      Trade receivables                                                              29,890            18,581
      Inventories                                                                     1,347            21,680
      Other current assets                                                            3,490             4,751
      Accounts payable                                                              (29,964)          (31,405)
      Other current liabilities/taxes                                               (15,328)            7,060
                                                                           -----------------   ---------------
         Net cash provided by (used in) operating activities                         (3,351)          154,279
                                                                           -----------------   ---------------

Cash Flows from Investing Activities:
   Purchase of property, plant and equipment                                        (13,007)          (11,238)
   Sale of temporary investments                                                    125,175            66,578
   Purchase of temporary investments                                                (91,310)         (103,701)
   Net decrease in other assets                                                      (1,394)              401
                                                                           -----------------   ---------------
         Net cash provided by (used in) investing activities                         19,464           (47,960)
                                                                           -----------------   ---------------

Cash Flows from Financing Activities:
   Proceeds from sale of Common Stock                                                   634             1,241
   Net payments on notes payable and
    capitalized lease obligations                                                      (603)           (1,683)
   Purchase of Common Stock                                                            (295)                0
                                                                           -----------------   ---------------
         Net cash used in financing activities                                         (264)             (442)
                                                                           -----------------   ---------------
Net Increase  in Cash and Cash Equivalents                                           15,849           105,877
Cash and Cash Equivalents at Beginning of Period                                    255,572           172,706
                                                                           -----------------   ---------------
Cash and Cash Equivalents at End of Period                                         $271,421          $278,583
                                                                           =================   ===============

IOMEGA CORPORATION
Supplemental Information
Second Quarter 2001

(Unaudited)

                                                           Revenue by Region

($Millions)                                  Q2 2001         Q2 2000       Yr/Yr Change       Q1 2001        Qtr/Qtr Change
------------------------------------------------------------------------------------------------------------------------------------
Americas                                            $124             $196            ($72)            $191               ($67)
Europe                                               $44              $78            ($34)             $68               ($24)
Asia                                                 $16              $30            ($14)             $19                ($3)
                                     -----------------------------------------------------------------------------------------------

Total Revenue                                       $184             $304           ($120)            $278               ($94)

                                           Regional Revenue as a Percentage of Total Revenue

                                             Q2 2001         Q2 2000                          Q1 2001
------------------------------------------------------------------------------------------------------------------------------------
Americas                                             67%              64%                              69%
Europe                                               24%              26%                              24%
Asia                                                  9%              10%                               7%
Total Revenue                                       100%             100%                             100%

                                                        Product Platform Data
                                                             (Thousands)

                                             Q2 2000         Q3 2000          Q4 2000         Q1 2001           Q2 2001             Shipped
---------------------------------------------------------------------------------------------------------------------------------------------------

Zip Drive Units                                    1,647            1,674           1,806            1,481              1,224      >43 million
Unit Change Yr/Yr                                   (27%)            (30%)           (33%)            (21%)              (26%)
Iomega OEM                                           826              773             748              639                668
OEM Unit Change Yr/Yr                               (30%)            (42%)           (42%)             (8%)              (19%)

Iomega OEM %                                         50%              46%             41%              43%                55%

Zip Disk Units                                    14,302           14,804          10,389           11,732              8,621     >265 million
Unit Change Yr/Yr                                   (17%)              6%            (39%)            (23%)              (40%)

Jaz Drive Units                                       68               67              66               43                 26     >2.9 million
Unit Change Yr/Yr                                   (44%)            (39%)           (38%)            (43%)              (62%)
Jaz Disk Units                                       294              272             359              231                132    >10.8 million
Unit Change Yr/Yr                                   (40%)            (50%)           (30%)            (48%)              (55%)

Iomega CD-RW Drive Units                             120              193             346              270                144     >1.2 million
Unit Change Yr/Yr                                    N/A             264%            264%             419%                20%

PocketZip Drive Units                                 26               34              86               14                 33    >290 thousand
Unit Change Yr/Yr                                   550%               3%            231%               0%                27%
PocketZip Disk Units                                  72               85             144              101                 55    >700 thousand
Unit Change Yr/Yr                                   227%              (8%)            N/A             (34%)              (24%)

Peerless Drive Units                                 N/A              N/A             N/A              N/A                 11
Peerless Disk Units                                  N/A              N/A             N/A              N/A                 14